Exhibit 99.1
BRC Inc. Reports Fourth Quarter and Fiscal Year 2024 Financial Results
Financial Highlights

•Net loss improved to $7.6 million in 2024, a $49.1 million improvement compared to a $56.7 million net loss in 2023. Adjusted EBITDA was $39.3 million in 2024, an increase of $26.5 million from $12.8 million in 2023.
•Wholesale revenue grew 8.9% compared to 2023 while consolidated net revenue decreased 1.0% in 2024 to $391.5 million.
•Black Rifle Energy™ began shipping in late Q4, supported by national distribution through our partnership with Keurig Dr Pepper (KDP) for FY25.
•Distribution of Black Rifle packaged coffee across food, drug, and mass ("FDM") retailers increased by 11.5 percentage points in 2024, reaching 48.6% All Commodity Volume ("ACV"), while ready-to-drink coffee distribution grew by 3.8 percentage points to 47.2% ACV.
SALT LAKE CITY, Utah – March 3, 2025 – BRC Inc. (NYSE: BRCC, the "Company"), a Veteran-founded, mission-driven premium beverage company, today announced financial results for the fourth quarter and fiscal year 2024.

“Black Rifle made significant progress in strengthening our operations, bolstering our market presence, and improving profitability over the past year,” said BRCC Chief Executive Officer Chris Mondzelewski. “With expanded coffee distribution, the launch of Black Rifle Energy™, and our strategic partnerships with Keurig Dr Pepper (KDP), we have built a strong foundation for long-term growth. While there is still work to be done in 2025, I am confident in our ability to execute on our strategy and build momentum. Our commitment to serving veterans and first responders remains at the heart of our mission, and I’m proud of the lasting impact we’ve made in the communities we serve — an impact that will continue to grow as we scale and expand our reach.”

“In 2024, we generated substantial improvements across key financial metrics, including gross margin, adjusted EBITDA, net income, and free cash flow,” said BRCC Chief Financial Officer Steve Kadenacy. “Our focus on operational excellence has set financial conditions to invest in the Black Rifle brand this year, and I am confident it will drive sustained growth across multiple product categories and channels. With coffee distribution expanding in food, drug, and mass retailers and Black Rifle Energy™ broadening our brand into new dayparts and consumption occasions, we see significant opportunities to accelerate growth and strengthen our presence in both the coffee and energy segments.”

Fourth Quarter and Fiscal Year 2024 Financial Highlights (in millions, except % data)

	Fourth Quarter Comparisons				Annual Comparisons
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Net Revenue	$105.9	$119.7	$(13.8)	(12)%	$391.5	$395.6	$(4.1)	(1)%
Gross Profit	$40.4	$31.7	$8.7	27%	$161.2	$125.4	$35.8	29%
Gross Margin	38.1%	26.5%			41.2%	31.7%

Net Loss	$(6.7)	$(14.0)	$7.3		$(7.6)	$(56.7)	$49.1
Adjusted EBITDA	$9.9	$12.1	$(2.2)		$39.3	$12.8	$26.5

Fourth Quarter 2024 Results

Fourth quarter 2024 revenue decreased 11.5% to $105.9 million from $119.7 million in the fourth quarter of 2023. Wholesale revenue decreased 8.6% to $67.2 million in the fourth quarter of 2024 from $73.5 million in the fourth quarter of 2023. Wholesale channel performance was primarily driven by a $12.7 million net reduction in barter transaction revenue offset by continued distribution gains and sales growth in the FDM market, growth in our Ready-to-Drink (“RTD”) coffee product, and revenue from initial shipments of Black Rifle Energy™. Direct-to-Consumer ("DTC") revenue decreased 17.7% to $32.2 million in the fourth quarter of 2024 from $39.1 million in the fourth quarter of 2023. DTC performance was impacted by lower customer acquisition as the Company strategically reallocated advertising spend to other areas of the business with higher returns. Revenue from Black Rifle Coffee shops ("Outposts") decreased 7.4% to $6.5 million in the fourth quarter of 2024 from $7.1 million in the fourth quarter of 2023. Outpost revenue declined due to lower transaction volumes.

Gross profit increased to $40.4 million in the fourth quarter of 2024, up from $31.7 million in the fourth quarter of 2023, representing a 27.5% year-over-year increase. Gross margin expanded 1,170 basis points to 38.1% for the fourth quarter of 2024 from 26.5% for the fourth quarter of 2023, driven by the cycling of prior-year supply chain transformation costs and productivity improvements, partly offset by pricing adjustments, coffee inflation, and higher trade promotion.
Marketing expenses increased 25.4% to $10.5 million in the fourth quarter of 2024, up from $8.4 million in the fourth quarter of 2023. As a percentage of revenue, marketing expenses rose 290 basis points to 9.9% in the fourth quarter of 2024, compared to 7.0% in the fourth quarter of 2023. The increase was driven by expanded partnerships, including the Company's engagement with UFC, higher advertising spend, and increased investment in content creation.

Salaries, wages and benefits expenses decreased 31.5% to $13.0 million in the fourth quarter of 2024 from $19.0 million in the fourth quarter of 2023. As a percentage of revenue, salaries, wages and benefits expenses decreased 360 basis points to 12.3% in the fourth quarter of 2024 as compared to 15.9% in the fourth quarter of 2023. The decrease was due to lower bonuses and a reduction in employee headcount compared to the fourth quarter of 2023.
General and administrative ("G&A") expenses decreased 19.1% to $12.2 million in the fourth quarter of 2024 from $15.1 million in the fourth quarter of 2023. As a percentage of revenue, G&A decreased 110 basis points to 11.5% in the fourth quarter of 2024 as compared to 12.6% in the fourth quarter of 2023. The decrease was due to reductions in professional services and in corporate infrastructure and support that were inefficient or duplicative.
Net loss for the fourth quarter of 2024 was $6.7 million and Adjusted EBITDA was $9.9 million. This compares to net loss of $14.0 million and Adjusted EBITDA of $12.1 million for the fourth quarter of 2023.

Financial Outlook

The Company provides the following guidance based on current market conditions and expectations for revenue, gross margin, and adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure.

For full-year fiscal 2025, the Company expects:

	FY2024	FY2025 Guidance
	Actual	Low	High
Net Revenue(1)	$391.5	$395.0	$425.0
Growth	(1)%	1%	9%
Gross Margin	41.2%	37%	39%

Adj. EBITDA(2)	$39.3	$20.0	$30.0
(1) A barter transaction favorably impacted Net Revenue by $28.9 million and $23.9 million in 2023 and 2024, respectively.
(2) In 2024, adjusted EBITDA included $2.3 million in RTD transformation costs, which will be excluded moving forward. Excluding this adjustment, comparable adjusted EBITDA for FY2024 was $37.1 million.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliation, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss). See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.
Conference Call
A conference call to discuss the Company’s fourth quarter and fiscal year 2024 results is scheduled for March 4, 2025, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relation's page of the Company’s website at ir.blackriflecoffee.com. For those unable to attend the conference call, a replay will be available after the conclusion of the call through March 11, 2025. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13751105.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a Veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.
Investor Contacts:

Matt McGinley: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

Forward-Looking Statements

This press release contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow, manage sustainable expansion, and retain key employees; failure to compete effectively with other producers, distributors and retailers of coffee and energy drinks; our limited operating history, which may hinder the successful execution of strategic initiatives and make it difficult to assess future risks and challenges; challenges in managing rapid growth, inventory needs, and relationships with key business partners; inability to raise additional capital necessary for business development; failure to achieve or sustain long-term profitability; inability to effectively manage debt obligations; failure to maximize the value of assets received through bartering transactions; negative publicity affecting our brand, reputation, or that of key employees; failure to uphold our position as a supportive member of the Veteran and military communities, or other factors negatively affecting brand perception; inability to establish and maintain strong brand recognition through intellectual property or other means; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; unsuccessful marketing campaigns that incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks associated with reliance on social media platforms, including dependence on third-party platforms for marketing and engagement; declining performance of the direct to consumer revenue channel; inability to effectively manage or scale distribution through Wholesale business partners, particularly key Wholesale partners; failure to manage supply chain operations effectively, including inaccurate forecasting of raw material and co-manufacturing requirements; loss of one or more co-manufacturers or production delays, quality issues, or labor-related disruptions affecting manufacturing output; supply chain disruptions or failures by third-party suppliers to deliver coffee, store supplies, RTD beverage ingredients, or merchandise, including disruptions caused by external factors; ongoing risks related to supply chain volatility and reliability, including political and climate risks; fluctuations in the market for high-quality coffee beans and other key commodities; unpredictable changes in the cost and availability of real estate, labor, raw materials, equipment, transportation, or shipping; failure to successfully open new Black Rifle Coffee shops, including permitting delays, development challenges, or underperformance of existing locations; risks related to long-term, non-cancelable lease obligations and other real estate-related concerns; inability of franchise partners to successfully operate and manage their franchise locations; failure to maintain high-quality customer experiences for retail partners and end users, including production defects or issues caused by co-manufacturers that negatively impact product quality and brand reputation; failure to comply with food safety regulations or maintain product quality standards; difficulties in successfully expanding into new domestic and international markets; failure to comply with federal, state, and local laws and regulations, or inability to prevail in civil litigation matters; risks related to potential unionization of employees; failure to protect against cybersecurity threats, software vulnerabilities, or hardware security risks; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predictions of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. These forward-looking statement speak only as of the date of this press release. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue, net	$105,877	$119,650	$391,490	$395,623
Cost of goods sold	65,494	87,978	230,316	270,175
Gross profit	40,383	31,672	161,174	125,448
Operating expenses
Marketing and advertising	10,501	8,377	35,631	30,794
Salaries, wages and benefits	12,995	18,967	62,415	71,054
General and administrative	12,209	15,085	50,827	71,613
Other operating expense, net	6,870	1,464	8,453	2,198
Total operating expenses	42,575	43,893	157,326	175,659
Operating income (loss)	(2,192)	(12,221)	3,848	(50,211)
Non-operating income (expenses)
Interest expense, net	(4,520)	(1,672)	(11,325)	(6,330)
Other income, net	—	(127)	—	10
Total non-operating expenses	(4,520)	(1,799)	(11,325)	(6,320)
Loss before income taxes	(6,712)	(14,020)	(7,477)	(56,531)
Income tax expense	21	16	172	185
Net loss	$(6,733)	$(14,036)	(7,649)	(56,716)
Less: Net loss attributable to non-controlling interest	(4,251)	(9,551)	(4,697)	(39,971)
Net loss attributable to BRC Inc.	$(2,482)	$(4,485)	$(2,952)	$(16,745)

Net loss per share attributable to Class A Common Stock
Basic and diluted	$(0.03)	(0.07)	$(0.04)	$(0.27)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	77,670,243	64,474,349	71,107,562	60,932,225

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$6,810	$12,448
Restricted cash	—	1,465
Accounts receivable, net	33,604	25,207
Inventories, net	42,647	56,465
Prepaid expenses and other current assets	12,410	12,153
Total current assets	95,471	107,738
Property, plant and equipment, net	59,204	68,326
Operating lease, right-of-use asset	26,703	36,214
Non-current prepaid marketing expenses	45,506	22,772
Identifiable intangibles, net	359	418
Other	139	308
Total assets	227,382	235,776
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$38,817	$33,564
Accrued liabilities	27,900	34,911
Deferred revenue and gift card liability	3,918	11,030
Current maturities of long-term debt	2,047	2,297
Current operating lease liability	2,523	2,249
Current maturities of finance lease obligations	13	58
Total current liabilities	75,218	84,109
Non-current liabilities:
Long-term debt, net	63,027	68,683
Finance lease obligations, net of current maturities	—	23
Operating lease liability	29,087	35,929
Other non-current liabilities	10,554	524
Total non-current liabilities	102,668	105,159
Total liabilities	177,886	189,268

Stockholders’ equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued or outstanding as of December 31, 2024 and 2023, respectively	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 78,286,909 and 65,637,806 shares issued and outstanding as of December 31, 2024 and 2023, respectively	8	6
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 134,536,464 and 146,484,989 shares issued and outstanding as of December 31, 2024 and 2023, respectively	13	15
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of December 31, 2024 and 2023, respectively	—	—
Additional paid in capital	136,583	133,728
Accumulated deficit	(123,430)	(120,478)
Total BRC Inc.’s stockholders’ equity	13,174	13,271
Non-controlling interests	36,322	33,237
Total stockholders’ equity	49,496	46,508
Total liabilities and stockholders' equity	$227,382	$235,776

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2024	2023
Operating activities
Net loss	$(7,649)	$(56,716)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,057	7,263
Equity-based compensation	10,607	6,974
Amortization of debt issuance costs	1,193	549
Loss on disposal of assets	1,848	4,763
Loss on impairment of assets	6,079	—
Paid-in-kind interest	2,535	—
Loss on extinguishment of debt	1,127	—
Other	173	311
Changes in operating assets and liabilities:
Accounts receivable, net	(8,627)	(2,766)
Inventories, net	(10,107)	(8,183)
Prepaid expenses and other assets	900	654
Accounts payable	6,806	21,557
Accrued liabilities	(7,890)	(1,811)
Deferred revenue and gift card liability	(7,112)	1,525
Operating lease liability	560	891
Other liabilities	10,808	22
Net cash provided by (used in) operating activities	11,308	(24,967)
Investing activities
Purchases of property, plant and equipment	(8,666)	(27,220)
Proceeds from sale of property and equipment	953	5,712
Net cash used in investing activities	(7,713)	(21,508)
Financing activities
Proceeds from issuance of long-term debt, net of discount	353,197	294,508
Debt issuance costs paid	(706)	(4,333)
Repayment of long-term debt	(361,565)	(268,230)
Payments of debt extinguishment costs	(1,040)	—
Financing lease obligations	(68)	(173)
Repayment of promissory note	(1,047)	(1,047)
Issuance of stock from the Employee Stock Purchase Plan	518	673
Proceeds from exercise of stock options	13	—
Net cash (used in) provided by financing activities	(10,698)	21,398
Net (decrease) increase in cash, cash equivalents, and restricted cash	(7,103)	(25,077)
Cash and cash equivalents, beginning of period	12,448	38,990
Restricted cash, beginning of period	1,465	—
Cash and cash equivalents, end of period	$6,810	$12,448
Restricted cash, end of period	$—	$1,465

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Year Ended December 31,
	2024	2023
Non-cash operating activities
(Derecognition) Recognition of right-of-use operating lease assets	$(8,043)	$18,547
Recognition of revenue for inventory exchanged for prepaid advertising	$23,925	$28,901

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	$304	$1,857
Debt issuances costs accrued but not yet paid	$378	$—

Supplemental cash flow information
Cash paid for income taxes	$425	$562
Cash paid for interest	$9,041	$4,483

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Wholesale	$67,196	$73,525	$245,040	$225,059
Direct to Consumer	32,151	39,072	123,779	143,232
Outpost	6,530	7,053	22,671	27,332
Total net sales	$105,877	$119,650	$391,490	$395,623

Key Operational Metrics
	December 31,
	2024	2023
FDM ACV %(1)	48.6%	37.1%
RTD ACV %(2)	47.2%	43.4%
DTC Subscribers	190,400	225,800
Outposts
Company-owned stores	18	18
Franchise stores	19	18
Total Outposts	37	36
(1)FDM ACV% calculated as the sum of ”Coffee” + “Espresso” categories within Nielsen. Nielsen Total US xAOC, 4-week ending 12/28/24.
(2)RTD ACV% calculated for the “RTD Coffee” category (Plus Monster-Java) for single-serve RTD coffee within Nielsen. Nielsen Total US xAOC + Conv, 4-week ending 12/28/24.

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, and Free Cash Flow. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA, Adjusted EBITDA, and Free Cash Flow described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies.

We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We define Adjusted EBITDA, as adjusted for equity-based compensation, system implementation costs, executive recruiting and severance, write-off of site development costs, strategic initiative related costs, non-routine legal expenses, RTD start-up production issues, (gain) loss on assets held for sale, contract termination costs, restructuring fees and related costs, RTD transformation costs, and loss on impairment of assets.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based compensation and other amounts not directly attributable to our primary operations, such as system implementation costs, write-off of site development costs, non-routing legal expense, restructuring fees and related costs, RTD transformation costs and loss on impairment of assets. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

Free Cash Flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the Company's ability to generate cash to pursue opportunities that enhance shareholder value. We define Free Cash Flow as net cash provided by (used in) operating activities less cash outflows for purchases of property, plant and equipment. We believe the presentation of Free Cash Flow is relevant and useful for investors because it measures cash generated internally that is available to service debt and fund inorganic growth or acquisitions. Free Cash Flow is the cash flow from operations after payment of capital expenditures that we can use to invest in our business and meet our current and future financing needs.

Free Cash Flow is limited due to the fact that this is not a measure of residual cash flow available for discretionary expenditures due to the payments required for debt service and other financing activities.

A reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Loss to Adjusted EBITDA
(amounts in thousands)
	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(6,733)	(14,036)	$(7,649)	(56,716)
Interest expense	4,520	1,672	11,325	6,330
Tax expense	21	16	172	185
Depreciation and amortization	2,599	1,909	10,057	7,263
EBITDA	$407	$(10,439)	$13,905	$(42,938)
Equity-based compensation(1)	2,746	1,329	10,608	6,974
System implementation costs(2)	—	484	520	3,541
Executive recruiting and severance(3)	—	(29)	—	1,084
Write-off of site development costs(4)	381	341	3,044	2,833
Strategic initiative related costs(5)	—	—	—	1,505
Non-routine legal expense(6)	308	2,909	2,643	10,254
RTD start-up and production issues(7)	—	—	—	2,394
Loss on assets held for sale(8)	—	—	—	105
Contract termination costs(9)	—	—	—	730
Restructuring fees and related costs(10)	—	1,692	266	6,812
RTD transformation costs(11)	—	15,268	2,260	18,917
Loss on impairment of assets	6,079	592	6,079	592
Adjusted EBITDA	$9,921	$12,147	$39,325	$12,803
(1)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, and consultants.
(2)Represents non-capitalizable costs (e.g. pre-implementation discovery, training, and post-implementation monitoring) associated with the implementation of our enterprise resource planning ("ERP") system and e-commerce platform. For the quarter ended December 31, 2023, $0.2 million of costs were related to our ERP system re-implementation and $0.3 million of costs were related to our e-commerce platform implementation. For the year ended December 31, 2023, $2.5 million of costs were related to our ERP re-implementation and $1.0 million of costs were related to our e-commerce platform implementation. For the quarter ended December 31, 2024, there were no costs related to our ERP system re-implementation or our e-commerce platform implementation. For the year ended December 31, 2024, $0.3 million of costs were related to our ERP re-implementation and $0.2 million of costs were related to our e-commerce platform implementation.
(3)Represents payments made for executive recruitment and severance connected with RTD transformation. These expenses were incurred as part of replacing several members of management to meet the needs of the Company’s transformation of its RTD business. For the quarter ended December 31, 2023, total costs are related to executive recruiting expenses only. For the year ended December 31, 2023, $0.6 million of costs were related to executive recruiting and $0.5 million of costs were related to severance expense.
We previously reported $1.5 million of executive recruiting, relocation and sign-on bonus for the year ended December 31, 2023. The incremental $0.4 million previously reported relates to relocation and sign-on bonuses which are no longer reported as adjustments to EBITDA.
(4)Represents the write-off of development costs for discontinued retail locations.
(5)Represents fees paid to consultants to assist the Company in RTD transition and FDM Wholesale expansion.
(6)Represents legal costs and fees incurred in connection with certain non-routine legal disputes consisting of certain claims relating to the exercise of certain warrants issued in connection with our business combination and a commercial dispute with a former consultant resulting from the Company in-housing certain activities. Legal costs of $0.3 million and $2.9 million for the quarter ended December 31, 2024 and 2023, respectively and $2.6 million and $9.8 million for the year ended December 31, 2024 and 2023, respectively were related to the legal disputes for claims related to the exercise of certain warrants issued in connection with our business combination. $0.4 million of legal costs for the year ended December 31, 2023 were related to the legal dispute with a former consultant.
(7)Represents non-cash costs and expenses incurred as a result of our RTD start-up and production issue. For the year ended December 31, 2023, $0.7 million of costs were related to our co-manufacturer production quality hold, $0.7 million of costs were related to the write down of excess raw materials, and $1.0 million of costs were related RTD transition expenses.
(8)Represents the adjustment recorded to recognize assets held for sale at their estimate net realizable value less estimated cost to sell.
(9)Represents costs incurred for early termination of software and service contracts.
(10)Represents restructuring advisory fees, severance, and other related costs associated with RTD transformation. For the quarter ended December 31, 2023, $1.5 million of costs were related to severance expense and $0.2 million of costs were related to our SLC production shutdown. For the year ended December 31, 2024, $0.3 million of costs were related to severance expense. For the year ended December 31, 2023, $2.4 million of costs were related to restructuring advisory fees, $3.5 million of costs were related to severance expense, $0.4 million of costs were related to termination of leases, and $0.5 million of costs were related to our SLC production shutdown.
(11)Represents non-cash or non-operational costs associated with the transformation of our RTD business (excluding those reported separately in footnotes (3) and (10) above). Costs of $9.1 million for the quarter ended December 31, 2023 and $10.3 million for the year ended December 31, 2023 were related to inventory write-off due to significant unusual costs related to the write-off of RTD inventory in accordance with our normal inventory write-off policy. Costs of $4.1 million for the quarter ended December 31, 2023 and $2.3 million and $5.5 million for the year ended December 31, 2024 and 2023, respectively were related to the discount from the contract price for a barter transaction whereby our inventory was exchanged for prepaid marketing. Costs of $1.5 million for the quarter ended December 31, 2023 and $2.0 million for the year ended December 31, 2023 were related to costs incurred to renegotiate legacy contracts with our co-manufacturers. Costs of $0.5 million for the quarter ended December 31, 2023 and $1.2 million for the year ended December 31 2023 were related to incurred losses related to the liquidation of RTD finished goods inventory whereby inventory was sold at a substantial loss. RTD transformation costs as described in this footnote will no longer be presented as an adjustment to EBITDA beginning in the first quarter of 2025.

A reconciliation of net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a non-GAAP measure is set forth below:

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(amounts in thousands)
	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$2,163	15,392	$11,308	(24,967)
Capital expenditures	(1,659)	(8,348)	(8,666)	(27,220)
Free Cash Flow	$504	$7,044	$2,642	$(52,187)